As filed with the Securities and Exchange Commission on December 21, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
the Securities Act of 1933

SANTARUS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	33-0734433

(State of incorporation)	(I.R.S. Employer Identification No.)
10590 West Ocean Air Drive
Suite 200
San Diego, California 92130
(Address, including zip code, of principal executive offices)

SANTARUS, INC. AMENDED AND RESTATED 2004 EQUITY INCENTIVE AWARD PLAN, AS AMENDED
SANTARUS, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

GERALD T. PROEHL
President and Chief Executive Officer
Santarus, Inc.
10590 West Ocean Air Drive
Suite 200
San Diego, California 92130
(858) 314-5700
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Scott N. Wolfe, Esq.
Cheston J. Larson, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
(858) 523-5400

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title	Amount	Offering	Aggregate	Amount of
of Securities to	to be	Price	Offering	Registration
be Registered	Registered(1)	Per Share	Price	Fee
Common Stock, par value $0.0001 per share(2)	3,539,777(3)	$8.13(4)	$28,778,387.01	$3,079.29
Common Stock, par value $0.0001 per share(2)	707,954(5)	$8.13(4)	$5,755,666.02	$615.86
Total	4,247,731	—	$34,534,053.03	$3,695.15

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that become issuable under any of the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share.

(3)	Represents 3,539,777 additional shares of Common Stock available for issuance under the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan, as amended (the “2004 Plan”). The offer and sale of 7,148,539 shares of Common Stock under the 2004 Plan were previously registered on Registration Statement on Form S-8 (File No. 333-114134).

(4)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average ($8.13) of the high ($8.29) and low ($7.97) prices for the Common Stock reported by the Nasdaq Global Market on December 18, 2006.

(5)	Represents 707,954 additional shares of Common Stock available for issuance under the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”). The offer and sale of 1,000,000 shares of Common Stock under the ESPP were previously registered on Registration Statement on Form S-8 (File No. 333-114134).

Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.4
EXHIBIT 5.1
EXHIBIT 23.1

REGISTRATION OF ADDITIONAL SECURITIES
          Santarus, Inc. (the “Company”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 4,247,731 additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable pursuant to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan, as amended (the “2004 Plan”) and the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”). Both the 2004 Plan and the ESPP, including the shares available for issuance under the plans, have been previously approved by the Company’s stockholders. In accordance with General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 (File No. 333-114134) are hereby incorporated by reference.

Item 3.	Incorporation of Documents by Reference.
          The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Company are incorporated by reference in this Registration Statement:
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 7, 2006;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the Securities and Exchange Commission on May 5, 2006;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed with the Securities and Exchange Commission on August 9, 2006;

(d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the Securities and Exchange Commission on November 8, 2006;

(e)	The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 6, 2006 (specifically excluding the Current Report on Form 8-K furnished on the same date under Items 7.01 and 9.01), January 9, 2006, February 3, 2006, February 13, 2006, February 28, 2006, March 2, 2006, March 27, 2006, March 29, 2006, April 21, 2006, August 1, 2006, October 18, 2006, November 7, 2006 and December 21, 2006;

(f)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A initially filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 24, 2004, including any subsequent amendment or report filed for the purpose of amending such description; and

(g)	The description of the Company’s purchase rights for Series A Junior Participating Preferred Stock, par value $0.0001 per share, contained in the Company’s Registration Statement on Form 8-A initially filed under Section 12(g) of the Exchange Act on November 17, 2004, including any subsequent amendment or report filed for the purpose of amending such description.
          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.
          The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Document
4.1(1)	Form of Common Stock Certificate

4.2(2)	Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.3(3)	Amendment No. 1 to Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.4*	Amendment No. 2 to Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.5(2)	Santarus, Inc. Amended and Restated Employee Stock Purchase Plan

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 17, 2004.

(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 13, 2004.

(3)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 7, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 21st day of December 2006.

SANTARUS, INC.
By:	/s/ Gerald T. Proehl
Gerald T. Proehl President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gerald T. Proehl and Debra P. Crawford his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments) and any abbreviated registration statements related thereto pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald T. Proehl Gerald T. Proehl	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2006

/s/ Debra P. Crawford Debra P. Crawford	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financing and Accounting Officer)	December 21, 2006

/s/ David F. Hale David F. Hale	Chairman of the Board	December 21, 2006

/s/ Daniel D. Burgess Daniel D. Burgess	Director	December 21, 2006

/s/ Michael G. Carter Michael G. Carter	Director	December 21, 2006

/s/ Michael E. Herman Michael E. Herman	Director	December 21, 2006

/s/ Ted W. Love Ted W. Love	Director	December 21, 2006

/s/ Kent Snyder Kent Snyder	Director	December 21, 2006

INDEX TO EXHIBITS

Exhibit No.	Document
4.1(1)	Form of Common Stock Certificate

4.2(2)	Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.3(3)	Amendment No. 1 to Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.4*	Amendment No. 2 to Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.5(2)	Santarus, Inc. Amended and Restated Employee Stock Purchase Plan

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 17, 2004.

(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 13, 2004.

(3)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 7, 2006.